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                                                                    EXHIBIT 23.2

     INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Bio-Vascular, Inc. on Form S-3 (File No. 33-62199) of our report dated December 11, 1992, included in and incorporated by reference in the Annual Report on Form 10-K of Bio-Vascular, Inc. for the year ended October 31, 1994, and to the use of our report dated December 11, 1992, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

                                               DELOITTE & TOUCHE LLP

     Minneapolis, Minnesota

     September 20, 1995